UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2007

WIRELESS FACILITIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27231	13-3818604
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4810 Eastgate Mall

San Diego, CA 92121

(Address of Principal Executive Offices) (Zip Code)

(858) 228-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Agreement to Sell European Subsidiaries

On March 9, 2007, Wireless Facilities, Inc., a Delaware corporation (“WFI”), entered into a definitive agreement (the “Agreement”) with LCC Wireless Engineering Services Limited (“LCC Sub”), a company limited by shares formed under the laws of the United Kingdom and a wholly-owned subsidiary of LCC International, Inc. ( “LCC”), to sell the Europe, Middle East and Africa (“EMEA”) business of  WFI.  The transactions contemplated by the Agreement were completed on March 10, 2007. Pursuant to the Agreement WFI sold to LCC Sub 100% of  the equity interests in six direct or indirect WFI European subsidiaries (the “Transferred Subsidiaries”).  In addition, WFI assigned to UK Sub $3 million in outstanding principal debt and accrued interest owed by the Transferred Subsidiaries to WFI (the “Intercompany Debt”).

The purchase price for the acquisition is $4 million, of which $3.3 million was paid in cash at closing of the transaction (the “Closing”).  The balance of the purchase price, also payable in cash, is payable at the end of the first quarter of 2008.  In addition, the Transferred Subsidiaries paid WFI approximately $1.8 million in partial payment of the Intercompany Debt, and WFI cancelled approximately $7.3 million of the Intercompany Debt prior to closing. Such balance may be reduced to satisfy any claims of LCC Sub for indemnification pursuant to the Agreement and will be released to WFI to the extent not applied to the satisfaction of such claims. LCC Sub has agreed to pay interest on the amount payable at a rate that is based on rates paid on one year money market deposits.

The parties made customary representations, warranties and covenants in the Agreement, including, among others, representations by WFI relating to the ownership and operating history of the Transferred Subsidiaries and the validity of the Intercompany Debt.  WFI has agreed to indemnify LCC Sub, among other things, for damages arising from any breaches of WFI’s representations and warranties in the Agreement and certain tax liabilities, subject to certain overall limitations set forth in the Agreement.

WFI has agreed not to engage in delivering certain specified wireless telecommunication services in the EMEA region for a period of four years following the Closing .  In addition, the parties entered into a Transition Services Agreement pursuant to which, among other things, WFI granted LCC Sub a license to use certain intellectual property of WFI for a period of 120 days following the Closing, and WFI agreed to continue to provide information technology support to the Transferred Subsidiaries for periods specified in such agreement.  The Agreement contains mutual covenants by WFI and LCC Sub not to solicit employees of the other party or its affiliates for a period of two years following the Closing.

A copy of the press release relating to the matters discussed above is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by this reference.

Item  4.02(a). Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 12, 2007, Wireless Facilities, Inc. (the “Company”) announced that it has been conducting an internal review of its past practices for granting and pricing stock options.  The review is ongoing and as a result, the Company will delay filing its 10-K for fiscal 2006 until the review is complete.  The Company said this voluntary review was proactively initiated by its executive management team, with oversight from the Company’s Board of Directors (the “Board”) as well as outside legal counsel.   The Company has reviewed all stock option grants since 1998.  To date, the Company has identified grants issued between 1998 and 2003 that require further review because their historical measurement dates appear incorrect and are expected to result in adjustments affecting previously issued financial statements. The Company has not determined the final aggregate amount of additional stock-based compensation expenses that may need to be recorded or the amount of such expenses that may need to be recorded in any specific prior period or in any future period. Further, there can be no assurance that no other matters will arise during the review that will require additional adjustments to the Company’s financial statements.  A conclusion of whether a restatement is required of the Company’s previously issued financial statements will not be made until the internal review is complete.

In light of the information presented to the Board at a meeting held on March 9, 2007, the Board concluded that there is a strong likelihood that the Company’s previously issued financial statements for the fiscal years 2003, 2004 and 2005, which are included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, as well as the financial statements for the interim periods contained in the Quarterly Reports on Form 10-Q filed with respect to each of these years, should no longer be relied upon.  In addition, the adjustments are likely to affect financial statements for fiscal years prior to fiscal 2003, and, therefore, there is also a strong likelihood that financial statements for fiscal years prior to fiscal 2003 should also no longer be relied upon.

The Audit Committee of the Board and the Company’s management have discussed the matters disclosed in this Current Report on Form 8-K with Grant Thornton LLP, the Company’s independent registered public accounting firm and with KPMG LLP, the Company’s former independent registered public accounting firm.

A copy of the press release relating to the matters discussed above is filed as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by this reference.

Notice Regarding Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements including, without limitation, expressed or implied statements concerning the Company’s expectations regarding the timing and anticipated results of its internal review that involve risks and uncertainties. Such statements are only predictions, and the Company’s actual results may differ materially. Factors that may cause the Company’s results to differ include, but are not limited to: risks that the review will not be completed in a timely manner; risks that the review and the announcement thereof will cause disruption of the Company’s operations and distraction of its management; risks that the review will identify other issues not currently being considered that could delay or alter the results of the review; risks of adverse regulatory action or litigation; and risks that the Company’s lender will declare a default under the Company’s line of credit. These and other risk factors are more fully discussed in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2006 and in other filings made with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1         Press Release of Wireless Facilities, Inc. issued on March 9, 2007.

99.2         Press Release of Wireless Facilities, Inc. issued on March 12, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIRELESS FACILITIES, INC.

Date: March 15, 2007	/s/ Deanna H. Lund
Deanna H. Lund
Senior Vice President, Chief Financial Officer and Chief Accounting Officer